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                                                                   EXHIBIT 10.36

                                 OM GROUP, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                                       FOR
                                 JAMES P. MOONEY

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                                 OM GROUP, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                                       FOR
                                 JAMES P. MOONEY

                                TABLE OF CONTENTS

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SECTION                                                                                            PAGE
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                                    ARTICLE I

                                   DEFINITIONS

1.1    Definitions..............................................................                    1
1.2    Construction.............................................................                    4

                                   ARTICLE II

                    SUPPLEMENTAL NORMAL RETIREMENT BENEFITS                                         4

                                   ARTICLE III

                    SUPPLEMENTAL EARLY RETIREMENT BENEFITS                                          5

                                   ARTICLE IV

                       SUPPLEMENTAL DISABILITY BENEFITS                                             5

                                    ARTICLE V

                               PAYMENT OF BENEFITS

5.1    Optional Methods of Payment..............................................                    6
5.2    Effect of Various Circumstances Upon an Option...........................                    8
5.3    Payment Under an Option..................................................                    8
5.4    Cessation of Payments Due to Competition.................................                    8
5.5    Competition..............................................................                    9

                                      (i)

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
                                   ARTICLE VI

                               CHANGE IN CONTROL                                                    9

                                   ARTICLE VII

                                 DEATH BENEFITS

7.1    Designation of Beneficiary...............................................                   10
7.2    Death Benefit............................................................                   10

                                  ARTICLE VIII

                                 ADMINISTRATION

8.1    Authority of the Committee...............................................                   10
8.2    Claims Procedure.........................................................                   11

                                   ARTICLE IX

                          AMENDMENT AND TERMINATION                                                11

                                    ARTICLE X

                                  MISCELLANEOUS

10.1   Non-Alienation of Benefits...............................................                   12
10.2   Payment of Benefits to Others............................................                   12
10.3   Plan Non-Contractual.....................................................                   12
10.4   Trust....................................................................                   12
10.5   Interest of the Executive................................................                   12
10.6   Claims of Other Persons..................................................                   13
10.7   Actuarial Factors........................................................                   13
10.8   Severability.............................................................                   13
10.9   Governing Law............................................................                   13

                                      (ii)

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                                 OM GROUP, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                                       FOR
                                 JAMES P. MOONEY

      Due to the restrictions set forth in the Internal Revenue Code of 1986, as amended, and other practical limitations, OM Group, Inc. hereby establishes the OM Group, Inc. Supplemental Retirement Plan for James P. Mooney. The purpose of such plan is to provide James P. Mooney with retirement benefits commensurate with his current duties, responsibilities and compensation as Chairman and Chief Executive Officer of OM Group, Inc.

                                    ARTICLE I

                                   DEFINITIONS

            1.1 DEFINITIONS. For purposes of the Plan, each of the following words and phrases shall have the meaning hereinafter set forth, unless a different meaning is clearly required by the context:

            (1) The term "ACCRUED PORTION" of the Executive's monthly supplemental normal retirement benefit determined as of any given date occurring prior to his Normal Retirement Date shall mean the amount of the Executive's monthly supplemental normal retirement benefit determined pursuant to the provisions of Article II, based upon his Highest Monthly Final Average Compensation on such date.

            (2) The term "AFFILIATE" shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which OMG is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with OMG; any member of an affiliated service group (as determined under Section 414(m) of the Code) of which OMG is a member; and any other entity which is required to be aggregated with OMG pursuant to the provisions of
      Section 414(o) of the Code.

            (3) The term "AFFILIATED GROUP" shall mean the group of entities which are Affiliates.

            (4) The term "BENEFICIARY" shall mean the person or persons who is designated by the Executive to receive a death benefit under the Plan pursuant to the provisions of Article VII.

            (5) The term "BOARD" shall mean the Board of Directors of OMG.

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            (6) The term "CHANGE OF CONTROL" shall mean the occurrence of one of the following events:

                  (a) OMG is merged, consolidated or reorganized into or with another entity and, immediately after such merger, consolidation or reorganization, the holders of OMG voting stock immediately prior to the transaction hold, in the aggregate, less than a majority of the combined voting power of the then outstanding securities of the new entity;

                  (b) OMG sells substantially all of its assets to another entity and, immediately after such sale, the holders of OMG voting stock immediately prior to the sale hold, in the aggregate, less than a majority of the combined voting power of the then outstanding securities of the purchaser;

                  (c)   A report is filed, or is required to be filed, on
                        Schedule 13D or Schedule 14D-1 (or any successor form) disclosing that any "person" has become a "beneficial owner" (as those terms are defined by the Securities Exchange Act of 1934) of OMG securities representing 20% or more of the combined voting power of then outstanding securities of OMG;

                  (d) OMG files, or is required to file, a report or proxy statement with the Securities and Exchange Commission disclosing in response to Form 8-K or Schedule 14A (or any successor form) that a change in control of OMG has or may have occurred, or will or may occur in the future, pursuant to a then-existing contract or transaction; or

                  (e) If during any two-year period, the individuals who comprise all of the members of the Board cease, for any reason, to constitute at least three-fourths of the Board, except in the case in which the election of a director, or the nomination for election of a director by shareholders of OMG, was approved by a two-thirds vote of the directors then still in office who were directors at the beginning of such two-year period; provided, however, that no director shall be treated as being so approved, if such director was designated by an entity that has entered into an agreement with OMG to effectuate a merger, consolidation, reorganization, or sale of OMG assets.

      Notwithstanding events set forth in subparagraphs (c) and (d) above, unless otherwise determined by a majority vote of the Board, a Change of Control shall not be deemed to have occurred solely because (i) OMG, (ii) an entity of which OMG directly or indirectly beneficially owns 50% or more of the entity's voting stock, or

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      (iii) any employee stock ownership plan or any other employee benefit plan sponsored by OMG, either files or becomes obligated to file a report or proxy statement in response to Schedules 13D, 14D-1 or 14A, or Form 8-K
      (or any successor form), disclosing beneficial ownership by it of voting stock, whether in excess of 20% or otherwise, or because OMG reports that a change of control of OMG has or may have occurred, or will or may occur in the future, by reason of such beneficial ownership.

            (7) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

            (8) The term "COMMITTEE" shall mean the Compensation Committee of the Board.

            (9) The term "COMPENSATION" shall mean the total wages which are paid to or on behalf of the Executive during a calendar year by OMG or an Affiliate for services rendered as a common law employee, including base salary, incentive compensation, bonuses, amounts deferred under any non-qualified deferred compensation program of OMG or an Affiliate, and any elective contributions that are made on behalf of OMG under any plan maintained by OMG or an Affiliate and that are not includible in gross income under Section 125, 129, 132(f) or 402(e)(3) of the Code, but excluding amounts realized from the exercise of stock options and any imputed income attributable to any fringe benefit.

            (10) The term "DISABILITY" shall mean the incapacity of the Executive due to any medically demonstrable physical or mental condition which is incurred while an employee of OMG or an Affiliate and which results in the Executive being unable to perform the duties of his most recent position with the Affiliated Group and thereafter shall mean such continued incapacity so that the Executive is prevented from resuming the duties and responsibilities of his most recent position with the Affiliated Group or from obtaining a comparable position with another employer.

            (11) The term "EXECUTIVE" shall mean James P. Mooney.

            (12) The term "HIGHEST MONTHLY FINAL AVERAGE COMPENSATION" shall mean 1/12th of the average of the Compensation of the Executive for any three calendar years during the last ten calendar years of his employment with the Affiliated Group in which the Executive had the greatest Compensation.

            (13) The term "NORMAL RETIREMENT DATE" shall mean the date on which the Executive attains 65 years of age.

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            (14) The term "OMG" shall mean OM Group, Inc., its corporate successors, and the surviving corporation resulting from any merger of OM Group, Inc. with any other corporation or corporations.

            (15) The term "PLAN" shall mean the OM Group, Inc. Supplemental Retirement Plan for James P. Mooney as set forth herein with all amendments, modifications, and supplements hereafter made.

            (16) The term "PRIMARY SOCIAL SECURITY BENEFIT" shall mean the monthly benefit that the Executive would be entitled to receive as a primary insurance amount under the U.S. Social Security Act ("Social Security"), as amended, and in effect (and at the rate in effect) on the January 1 coincident with or next preceding the date his employment with the Affiliated Group ceases (regardless of any retroactive changes made by legislation enacted after said January 1) under the assumptions described below (whether he applies for such benefit or not, and even though he may lose part or all of such benefit for any reason). The amount of said Primary Social Security Benefit shall be estimated and computed by OMG for the purposes of the Plan on the assumption that the Executive shall have no further employment or Compensation after the date his employment with the Affiliated Group ceases and that his benefit commences at the later of his 62nd birthday or the date his employment ceases.

      1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE II

                     SUPPLEMENTAL NORMAL RETIREMENT BENEFITS

      In the event that the Executive terminates his employment with the Affiliated Group on or after his Normal Retirement Date, he shall be eligible for a monthly supplemental normal retirement benefit equal to 50% of his Highest Monthly Final Average Compensation, reduced by (i) his 50% of his Social Security Benefit; (ii) the actuarial equivalent of the value of the Executive's account under the OMG Retirement Savings and Profit Sharing Plan (or any successor plan thereto) as of the day the Executive terminates employment with the Affiliated Group set forth as a single life annuity; (iii) the actuarial equivalent of the value of the Executive's account under the OM Group, Inc. Benefit Restoration Plan (or any successor plan thereto) as of the day the Executive terminates employment with the Affiliated Group set forth as a single life annuity; and (iv) the actuarial equivalent of the value of $3,300,000 set forth in a

                                       4

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single life annuity. Subject to the provisions of Article V, such benefit shall commence as of the month next following the month in which the Executive becomes eligible for a supplemental normal retirement benefit under this Article II.

                                   ARTICLE III

                     SUPPLEMENTAL EARLY RETIREMENT BENEFITS

      In the event that the Executive terminates his employment with the Affiliated Group after attainment of age 55 but prior to his Normal Retirement Date, he shall be eligible for a monthly supplemental early retirement benefit equal to the Accrued Portion of his monthly supplemental normal retirement benefit on the date of his termination of employment with the Affiliated Group, reduced by .5% for each full month that commencement of such benefit precedes his attainment of age 62. Subject to the provisions of Article V, a monthly supplemental early retirement benefit shall be paid to the Executive commencing with the month next following the month in which he becomes eligible for a supplemental early retirement benefit under this Article III.

                                   ARTICLE IV

                        SUPPLEMENTAL DISABILITY BENEFITS

      In the event that the Executive's employment with the Affiliated Group is terminated due to Disability, he shall be eligible for a monthly supplemental disability benefit equal to the Accrued Portion of his monthly supplemental normal retirement benefit on the date of such termination of employment. Subject to the subsequent provisions of this Article IV and Article V, a monthly supplemental disability benefit shall be paid to the Executive commencing with the month next following the month in which he becomes eligible therefor and shall continue until the earliest of (i) recovery from his Disability; (ii) his Normal Retirement Date; or (iii) his death. Upon attaining his Normal Retirement Date, the Executive shall be entitled to receive a monthly supplemental normal retirement benefit determined in accordance with the provisions of Article II, based upon his Highest Monthly Final Average Compensation as of the time of the onset of his Disability and payable in accordance with the provisions of Articles II and V. Notwithstanding the foregoing, monthly supplemental disability benefit payments shall terminate, if prior to the Executive's Normal Retirement Date (i) he engages in any gainful employment or

                                       5

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occupation, other than for purposes of rehabilitation or purposes not incompatible with the finding of Disability; or (ii) if it is determined on the basis of qualified medical evidence that he no longer has a Disability. OMG may, in its discretion, require the Executive, if he is applying for a monthly supplemental disability benefit, or is receiving a monthly supplemental disability benefit, to submit to such medical examinations as it may deem reasonably necessary; provided, however, that he shall not be required to undergo any such examination more than once a year. In the event the Executive refuses to submit to such an examination, his monthly supplemental disability benefit may be suspended by OMG.

                                    ARTICLE V

                               PAYMENT OF BENEFITS

            5.1 OPTIONAL METHODS OF PAYMENT. Subject to the provisions of
Article VI and subject to the approval of the Committee, the Executive, upon becoming eligible under the Plan for a supplemental normal or early retirement benefit may, in lieu of any benefits otherwise payable under the Plan, elect at least 30 days in advance of his termination date, to receive payment of such benefit in accordance with any one of the following forms of payment; provided, however, that in the event that his termination involuntarily occurs prior to 30 days notice, he may make such election within the ten-day period following his notice of termination.

                  Option A. A reduced monthly supplemental retirement benefit payable to the Executive for his lifetime following his termination of employment with the continuance of a monthly benefit equal to one-half of such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided that such Contingent Annuitant is living at the time the Executive's benefit commences.

                  Option B. A reduced monthly supplemental retirement benefit payable to the Executive for his lifetime following his termination of employment with the continuance of a monthly benefit equal to three-quarters of such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided that such Contingent Annuitant is living at the time the Executive's benefit commences.

                                       6

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                  Option C. A reduced monthly supplemental retirement benefit payable to the Executive for his lifetime following his termination of employment with the continuance to the person or persons designated by him as his Term-Certain Beneficiary of such reduced amount after his death for the remainder, if any, of the ten-year period commencing with the date as of which the first payment of such monthly benefit is made, and with any monthly benefits remaining unpaid upon the death of the survivor of the Executive and his Term-Certain Beneficiary to be made to the estate of such survivor.

                  Option D. A reduced monthly supplemental retirement benefit payable to the Executive for his lifetime following his termination of employment with the continuance of 50%, 75% or 100% of such reduced amount to his designated Beneficiary for a five-year or ten-year period after his death, provided such Beneficiary is living at the time the Executive's benefit commences.

                  Option E. A reduced monthly supplemental retirement benefit payable to the Executive for his lifetime following his termination of employment with the continuance of 50%, 75% or 100% of such reduced amount to his designated Beneficiary for a five-year or ten-year period after his death; provided, however, that in the event of the death of such Beneficiary prior to the death of the Executive or, if later, the last month of the selected five-year or ten-year period, the monthly payments otherwise payable to the Beneficiary shall be made to the Contingent Beneficiary designated by the Executive.

                  Option F. Any such other form of payment permitted by the
            Committee.

The Contingent Annuitant of the Executive under Option A or B, the Term-Certain Beneficiary under Option C, or the Beneficiary and Contingent Beneficiary, if any, under Option D or E shall be any person so designated by the Executive. The monthly payments to be made under any option set forth above shall be in an amount or amounts which, on the date of commencement thereof or, if earlier, as of the Executive's Normal Retirement Date, shall be the actuarial equivalent of the monthly benefits otherwise payable to the Executive under the Plan, in lieu of which the option was elected, determined in accordance with the provisions of
Section 10.7. The Executive may revoke or elect to change any option made by him at any time prior to the end of the 30-day period before commencement of benefit payments.

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            5.2 EFFECT OF VARIOUS CIRCUMSTANCES UPON AN OPTION. In the event that the Executive dies before any monthly benefit payment commences under any option set forth in Section 5.1, his election shall become inoperative and ineffective, and no payment shall become due to his Contingent Annuitant, Term-Certain Beneficiary, or Beneficiary under such option. If a Contingent Annuitant, Term-Certain Beneficiary, or Beneficiary dies prior to the commencement of any monthly benefit payment to the Executive under such option, his election shall become inoperative and ineffective and benefit payments, if any, shall be made under the Plan as if no such election had been made.

            5.3 PAYMENT UNDER AN OPTION. Except in the event of a Change in Control, a monthly benefit payment under Option A, B, C, D, E, or F shall be made to the Executive at the same time as the monthly benefit payment otherwise payable to him under the Plan would have commenced. Monthly benefit payments which become payable to a Contingent Annuitant of the Executive under Option A or B shall commence with the month following the month in which the death of the Executive occurs and shall be payable monthly thereafter during the life of the Contingent Annuitant, the last payment being for the month in which the death of the Contingent Annuitant occurs. Monthly benefit payments which become payable hereunder to a Term-Certain Beneficiary of the Executive under Option C shall commence with the month following the month in which the death of the Executive occurs, and the last such monthly payment shall be made for the last month in the term certain; provided, however, that in the event that any such monthly payments become payable to the estate of any person or to a trust, a lump-sum amount shall be paid to such estate or trust in lieu thereof. Such lump-sum amount shall be equal to the present actuarial value of the aggregate monthly payments otherwise payable to such estate or trust in accordance with the provisions of Section 10.7. Monthly benefit payments which become payable hereunder to a Beneficiary of the Executive under Option E shall commence with the month following the month in which the death of the Executive occurs and the last such monthly payment shall be made for the last month in the term of such benefit elected by the Executive.

            5.4 CESSATION OF PAYMENTS DUE TO COMPETITION. Except in the event of a Change of Control, each payment of monthly supplemental retirement benefits under the Plan to the Executive shall be subject to the condition that the Executive has not engaged in Competition with the Affiliated Group, as defined in Section 5.5 below, at any time prior to the date of such payment.

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            5.5 COMPETITION. Competition for purposes of the Plan shall mean assuming an ownership position or a position as an employee, consultant, agent, or director with a business engaged in the manufacture, processing, purchase, sale, design, or distribution of the same products manufactured, sold, designed, or distributed by an Affiliate during the calendar year prior to the date of termination of the Executive's employment; provided, however, that in no event shall ownership of less than two percent of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons in itself be deemed Competition; and provided further, that all of the following events shall have taken place:

                  (i) The Committee shall have given written notice to the
            Executive that, in the opinion of the Committee, the Executive is engaged in Competition within the meaning of the foregoing provisions of this Section 5.5, specifying the details thereof;

                  (ii) The Executive shall have been given a reasonable
            opportunity, upon receipt of such notice, to appear before and to be heard by the Committee with respect to his views regarding the opinion of the Committee that the Executive engaged in competition;

                  (iii) The Committee shall have given written notice to the
            Executive that the Committee determined that the Executive is engaged in Competition; and

                  (iv) The Executive neither shall have ceased to engage in such
            Competition within 30 days from his receipt of notice of such determination nor shall have taken all reasonable steps to that end during such 30-day period and thereafter.

                                   ARTICLE VI

                                CHANGE IN CONTROL

            In the event of a Change of Control and regardless of any age requirement otherwise applicable under the Plan as well as the provisions of Sections 5.4 and 5.5, the Executive shall be eligible to receive a monthly supplemental retirement benefit equal to the Accrued Portion of his monthly supplemental normal retirement benefit determined in accordance with the provisions of Article II. Such monthly supplemental retirement benefit shall be paid as a straight life annuity unless one of the optional payment forms described in Section 5.1 of the Plan is applicable.

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                                   ARTICLE VII

                                 DEATH BENEFITS

            7.1 DESIGNATION OF BENEFICIARY. The Executive may designate a Beneficiary to whom death benefits determined in accordance with the provisions of Section 7.2 may be payable. In the event the Executive does not designate a Beneficiary or the designated Beneficiary of the Executive does not survive the Executive, then the Beneficiary of the Executive shall be the estate of such the Executive. If any Beneficiary designated hereunder dies after becoming entitled to receive a distribution from the Plan and before such distribution is made to him in full, and if no other person or persons have been designated to receive such distribution upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such distribution.

            7.2 DEATH BENEFIT. Upon the death of the Executive prior to the commencement of supplemental normal or early retirement benefits under the Plan, the Beneficiary of such the Executive shall receive the present actuarial equivalent of the Accrued Portion of the Executive's supplemental normal retirement benefit as of the date of his death. Such benefits shall be paid in a single sum or in a series of installment payments over a period not in excess of five years as selected by the Committee.

                                  ARTICLE VIII

                                 ADMINISTRATION

            8.1 AUTHORITY OF THE COMMITTEE. The Committee shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making, or causing a grantor trust to make, any required supplemental benefit payments under the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any supplemental retirement benefit and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Committee shall deem advisable in the administration of the Plan. The Committee may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so

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designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties.

            8.2 CLAIMS PROCEDURE. If a claim for benefits under the Plan is denied in whole or in part by the Committee, the Executive or his Beneficiary, as the case may be, shall be notified in writing within 90 days of filing of the claim with the Committee of (i) the specific reasons of such denial, (ii) the pertinent Plan provisions on which the denial is based, (iii) any additional material or information necessary for the Executive or Beneficiary to perfect his claim (with an explanation as to the reason such material or information is necessary), and (iv) further steps which the Executive or Beneficiary can take in order to have his claim reviewed (including a statement that the Executive or his duly authorized representative may review Plan documents and submit issues and comments regarding the claim to the Committee). If the Executive or Beneficiary wishes further consideration of his position, he may request a review of his claim by filing a written request with the Committee within 90 days after receipt of the written notification provided for in the preceding sentence. Any request for such a review may, but need not, include a request for a hearing on the claim by the Board. If such a hearing is requested, it will be held within 30 days after the receipt of such request for review. A final decision on the claim shall be made by the Board and communicated to the Executive or Beneficiary within 60 days after the receipt of the request for review; provided, however, that if a hearing has been requested, the Board may extend said 60 day period by up to 30 additional days. Written notice of any such extension shall be furnished to the Executive or Beneficiary prior to the commencement of the extension. The final decision hereunder shall be communicated in writing to the Executive or Beneficiary with a statement of the specific reasons for any denial and the pertinent Plan provisions on which any such denial is based. If a final decision on review is not furnished to the Executive or Beneficiary within the required time period, the claim shall be deemed to be denied on review.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

            The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect the Executive or a Contingent Annuitant, Term-Certain Beneficiary, or Beneficiary who is receiving, or who is eligible

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to receive benefits under the Plan, unless an equivalent benefit is provided under another plan sponsored by the Company.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If the Executive or his Contingent Annuitant, Term-Certain Beneficiary, or Beneficiary shall attempt to, or shall, alienate or in any way encumber his rights or benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Committee may select.

            10.2 PAYMENT OF BENEFITS TO OTHERS. If the Executive or his Contingent Annuitant, Term-Certain Beneficiary, or Beneficiary to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, sister, adult child, or any other individual deemed by the Committee to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 10.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

            10.3 PLAN NON-CONTRACTUAL. Nothing herein contained shall be construed as a commitment or agreement on the part of the Executive to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of the Executive for any period and the Executive shall remain subject to discharge to the same extent as if the Plan had never been established.

            10.4 TRUST. In order to provide a source of payment for its obligations under the Plan, the Company may establish a grantor trust.

            10.5 INTEREST OF THE EXECUTIVE. The obligation of the Company under the Plan to provide the Executive with supplemental retirement benefits and supplemental disability benefits

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constitutes the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

            10.6 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

            10.7 ACTUARIAL FACTORS. Actuarially equivalent benefits under the Plan shall be determined using the applicable interest rate and applicable mortality rate specified under Section 417(e)(3) of the Code for the January immediately preceding the month in which the benefit under the Plan is to commence.

            10.8 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

            10.9 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

      Executed at Cleveland, Ohio, this ________________ day of ______________,
2004.

                                                OM GROUP, INC.

                                                By:__________________________
                                                   Title:

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